UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2011

POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150775	41-2247537
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

8th Floor – 200 South Virginia Street,

Reno, Nevada, 89501
(Address of principal executive offices)

(775) 398-3019
(Registrant’s telephone number, including area code)

N/A
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 1.01    Entry into Material Definitive Agreement

3

Item 2.01    Completion of Acquisition or Disposition of Assets

3

Description of Business

3

Financial Information

15

Security Ownership of Certain Beneficial Owners and Management

19

Directors and Executive Officers

20

Legal Proceedings

23

Executive Compensation

24

Certain Relationships and Related Transactions, and Director Independence

25

Legal Proceedings

26

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

26

Recent Sales of Unregistered Securities

27

Description of Registrant’s Securities to be Registered

27

Indemnification of Directors and Officers

28

Financial Statements and Supplementary Data

30

Item 5.06    Change In Shell Company Status

32

Item 9.01    Financial Statements and Exhibits

32

Signatures

33

Item 1.01    Entry into Material Definitive Agreement

Item 2.01    Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Potash America, Inc.

Property Rights Acquisition

On June 6, 2011 we entered into and closed a property acquisition agreement with Habitants Minerals Ltd. (“Habitants”).  A copy of this agreement is filed as an exhibit to this 8-K. Pursuant to the terms of the agreement, we acquired an undivided 100% interest in certain unpatented mining claims located in Western Newfoundland, Canada (the “Newfoundland Property”). The Newfoundland Property is further described below in the section titled “Description of Property”. Pursuant to the terms of the agreement, we agreed to provide the following payments to Habitants:

The aggregate consideration of $50,000 consisting of the following:

(a)

$30,000 which was previously provided to Habitants, and

(b)

the balance of $20,000 which was provided on the closing of the agreement.

If we identify any material defect in Habitant’s title to the Newfoundland Property, we shall give Habitants notice of such defect.  If the defect has not been cured within 30 days of receipt of such notice, we shall be entitled to take such curative action as is reasonably necessary, and shall be entitled to deduct the costs and expenses incurred in taking such action from the payments then otherwise due or accruing due to Habitants.  If there are no such payments, we shall be entitled to a refund in the amount of said costs and expenses.

If any third party asserts any right or claim to the Newfoundland Property or to any amounts payable to Habitants, we may deposit any amounts otherwise due to Habitants in escrow with a suitable agent until the validity of such right or claim has been finally resolved.  If we deposit said amounts in escrow, we shall be deemed not in default under this agreement for failure to pay such amounts to Habitants.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated in the state of Nevada on July 31, 2007 as Adtomize Inc.  On June 29, 2010, we underwent a change of control. On September 8, 2010, we effected a split of our authorized capital and our issued and outstanding common shares on an 80 for 1 basis. On March 3, 2011 we changed our name to Potash America, Inc., and began looking for opportunities to acquire exploration stage mineral properties. We maintain our business offices at 200 South Virginia Street, 8th Floor, Reno, Nevada, 89501 and our telephone number is (775) 398-3019.

Previous Business

Before we went through a change of control and business focus, we engaged in the business of developing an online advertising brokerage service to bring together high traffic web site publishers with companies wishing to place ads on them in order to drive traffic to their own internet sites. Since our inception, we had been attempting to raise money to operate our business, but have not been able to secure the funds necessary to do so. The lack of funds and the present economy have prevented that from happening. As we have been unable to raise the capital necessary to develop and market our service, we began a search for other business opportunities which may benefit our shareholders and allow us to raise capital and operate.

Current Business

Shortly after changing our business focus to exploration stage properties, we identified an opportunity to acquire the Newfoundland Property from Habitants. We entered into a letter of intent on March 15, 2011 and subsequently a mining property acquisition agreement on June 6, 2011. We now plan to undertake further evaluation of the Newfoundland Property. Further details on our property and our exploration plans can be found in the section titled “Description of Property”.

Market, Customers and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all minerals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. The price for minerals is affected by a number of global factors, including economic strength and resultant demand for minerals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject minerals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of minerals, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable mineral properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

•

  keeping our costs low;

•

 relying on the strength of our management’s contacts; and

•

using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

We have established a website and maintain its’ domain www.potashamerica.com.

Research and Development

We did not incur any research and development expenses during the period from July 31, 2007 (inception) to our fiscal period ended December 31, 2010.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

Any operations at the Newfoundland Property will be subject to various Federal and Provincial laws and regulations in Canada which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or the Newfoundland Property with respect to the foregoing laws and regulations. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties. We are not presently aware of any specific material environmental constraints affecting our property that would preclude the economic development or operation of property in Canada.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We have commenced only limited operations; therefore, we have no full-time employees. Our officers and directors provide services to us on an as-needed basis. When we commence full operations, we will need to establish full-time management and administrative support staff. Our company intends to ‘contract-out’ many of these functions.

Description of Property

We currently rent an office totaling approximately 300 square feet in area for which we pay $199 per month. Our office is located at 200 South Virginia Street, 8th Floor, Reno, Nevada, 89501 and our telephone number is (775) 398-3019. Our company deems this to be satisfactory at this time.

Newfoundland Property

Location and Access

The potash claim which comprises the Newfoundland Property is located in the St. George’s Bay Basin of Western Newfoundland, Canada.  Title #018321M is part of the historic St. Finton’s Potash Intercept.  The area of Western Newfoundland is at the mouth of the St. Lawrence River emptying into St. George’s Basin on the Western coast of Newfoundland.  The Robinsons River in Newfoundland also runs into St. George’s Basin. The area is sparsely populated with several small villages including Barachois Brook, Heatherton, Robinson’s, Bay Saint George and St. Fintan’s, about 3.2-4.8 kilometers (2-3 miles) east of the claims.

 Access to the property is readily available as a gypsum operation exists abutting the property. Canadian Highway #1 coupled with existing roads and mining paths should allow our company to carefully proceed while at the same time doing as little to disturb life at the site.

About half the area is forested, but much of the higher land in the south and west consists of "moss barrens" which are of no value for pasture or timber. In accord with the temperature, ash and elm are confined to the warmer south-west valleys, while yellow birch and white pine are common in the centre and west. Balsam fir and black spruce are general everywhere in the lower lands except in the north-east, where aspen and paper birch stand the cold climate better.

SCANNED IMAGE

64°
60°
56°
52°
48°
LABRADOR
QUEBEC
ANTICOSTI Is.
ATLANTIC
OCEAN
NEWFOUNDLAND
GULF OF
ST. LAWRENCE
NOVA SCOTIA
NEWFOUNDLAND
POTASH PROJECT
FIGURE 10
LOCATION MAP
100 MI

Figure 1

Figure 2

As set out in Figure 2 and Figure 3, the property is located beginning at the Northeast corner of the herein described parcel of land, and said corner having UTM coordinates of 5 340 000 N, 362 500 E; of Zone 21; thence South 1,500 metres, thence West 1,500 metres, thence North 500 metres, thence West 500 metres, thence North 1,000 metres, thence East 2,000 metres to the point of beginning. All bearings are referred to the UTM grid, Zone 21. NAD27.

Google Earth
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mina nv
Jeffrey's
Maidstone
Saint David's
Saint Fintan's
Trans-Canada Hwy
1
Image © 2011 DigitalGlobe
© 2011 Cnes/Spot Image
© 2011 Google
©2010 Google
Imagery Date: 5/28/2006
2006
48°10'17.50" N 58°46'20.91" W elev 164 ft
Eye alt 35874 ft
SmartZone Commu...
Web-Based Email :: ...
mining at maidston...
Google Earth
3:35 PM

Figure 3

The island has a marine climate much modified by the cold Labrador current. This keeps the summer cool, and also lowers the winter temperatures considerably. Thus the range of mean temperatures is 36°F, from 59° in July to 23° in January. In January all the island is below freezing point, and even in summer snow persists in places on the elevated plateau. In July most of the island is above or near 57°F., but the warmest region (61°F.) is in the west in the vicinity of Corner Brook. The rainfall is adequate, ranging from 30 inches on the north-west to 60 inches on the south coast. Fogs are very prevalent on the south-east coasts.

Ownership and Interest

On June 6, 2011 we entered into and closed a property acquisition agreement with Habitants Minerals Ltd. (“Habitants”).  A copy of this agreement is filed as an exhibit to this 8-K. Pursuant to the terms of the agreement, we acquired an undivided 100% interest in certain unpatented mining claims located in Western Newfoundland, Canada which we refer to as the “Newfoundland Property”. The Newfoundland Property is further described below in the section titled “Description of Property”. Pursuant to the terms of the agreement, we agreed to provide the following payments to Habitants:

The aggregate consideration of $50,000 consisting of the following:

(a)

$30,000 which was previously provided to Habitants, and

(b)

the balance of $20,000 which was provided on the closing of the agreement.

If we identify any material defect in Habitant’s title to the Newfoundland Property, we shall give Habitants notice of such defect.  If the defect has not been cured within 30 days of receipt of such notice, we shall be entitled to take such curative action as is reasonably necessary, and shall be entitled to deduct the costs and expenses incurred in taking such action from the payments then otherwise due or accruing due to Habitants.  If there are no such payments, we shall be entitled to a refund in the amount of said costs and expenses.

If any third party asserts any right or claim to the Newfoundland Property or to any amounts payable to Habitants, we may deposit any amounts otherwise due to Habitants in escrow with a suitable agent until the validity of such right or claim has been finally resolved.  If we deposit said amounts in escrow, we shall be deemed not in default under this agreement for failure to pay such amounts to Habitants.

History of Operations

We are not aware of any operations on the Newfoundland Property directly.  What follows is a summary of various operations on properties in the St. George’s Basin of Newfoundland related to properties located in close proximity to our claims.

For over forty five years the greater St. George's Basin of Newfoundland has been sporadically mapped and considered as a potential site for salt/potash accumulation at depth. During the summer of 1947, drilling operations for salt were carried out by the Geological Survey of Newfoundland. The program consisted of 8.drill holes near Plaster Pond 3.2-4.8 kilometers (2-3 miles) east of Heatherton. The holes encountered limestone, anhydrite and gypsum, but no salt was encountered.

In 1953, the Newfoundland Government drilled four holes near "Cartwheel Turn" along Highlands River and the Canadian National Railroad.  In 1954, a regional gravity and mapping survey of the Bay St. George's area was carried out by Peter Verrall for the Geological Survey of Newfoundland.

During 1968-1973, Hooker Chemicals Limited tested three of the abovementioned negative gravity anomalies for salt at Robinson's, St. Fintan's and Newfoundland Property. (Figure 4.)

SCANNED IMAGE

NEWFOUNDLAND POTASH PROJECT
NEWFOUNDLAND
REGIONAL GEOLOGICAL MAP
1938-1973
ST. GEORGE'S BAY
St. George's
48° 15'
48° 00'
58° 30'
FIGURE 6 Aug/85
PENNSYLVANIAN
4 BARACHOIS GROUP
MISSISSIPPIAN
3 CODROY GROUP
2 ANGUILLE GROUP
PRE CARBONIFEROUS
1 UNDIFFERENTIATED PRE CARBONIFEROUS ROCKS
Thrust fault by Verrall
Right-hand tear faults by Verrall
Faults mapped by other geologists
Previous drill holes
Quarry
Anticline
Syncline

Figure 4

12

At Robinson's, along the coast, a hole was core drilled in 1972. The hole collared in the Jeffrey's Village Formation consisting of grey beds and then remained in predominantly red beds. In 1973, Hooker Chemicals Ltd. drilled a 459.0 meter (1,105 foot) hole at St. Fintan's. The hole was rotored to 230.4 meters (756 feet) where it intersected grey halite.

During 1976 Amax Exploration, under agreement with Hooker Chemicals Limited, drilled an additional 794 meter (2,605 foot) vertical hole to test the property's potential for potash. It failed to intersect the evaporites of the Woodville Formation. It is postulated that a fault with a vertical displacement of at least 610 meters (2,000 feet) lies between the Hooker and Amax holes. (Figure 5.)

SCANNED IMAGE

A
10,000E
A'
Regional
Bouguer
milligals
Bouguer Gravity
assumed regional gravity gradient decreasing about 0.15 mgls/mile milligals
Codroy Syncline
Minor Anticline
Vertical bedding
possible weak faulting
Surface
Sea level
Possible Potash
Intercalated salt & claystone clay
3b
3c
4
3-b

Cross Section A-A'
West-East along Fischell's Brook
Looking North
Fig # 8 Aug/85

Figure 5

During the period March 1st, 1980 to August 1st, 1980, two diamond drill holes were completed by Pronto Explorations Ltd. using rotary and H.Q. coring equipment to depths of 2,887 feet (879.9 meters) and 2,106 feet (641.9 meters).During March 1981 through May 1982, five holes were drilled in the Stephenville area of southwestern Newfoundland for the Pronto-Noranda Newfoundland Potash Joint Venture. The holes were drilled to test the potash potential of three negative gravity anomalies in both the inner and outer portions of the St. George's Basin.

Present Condition and Plan of Exploration

Our company intends to commence evaluation of the newly acquired property. A manager of Canadian operations has been contracted and our company has established an Advisory Board of experts to assist in this evaluation process. It is anticipated that information such as geological studies, mappings, and drawing may be used in this process. In the event that additional physical studies be performed it is our company’s intent to hire independent, licensed and/or certified experts in their field(s).

We intend to hire a geologist to conduct studies of the property.:

It is anticipated that such studies shall commence prior to the winter freeze period. Newfoundland, Canada has a substantial winter season during which limited to no exploration and evaluation activities can occur.

The cost of the study is expected to be in the range of $10,000 to $ 15,000.

Upon results of this study we will communicate with our Board of Advisors to determine what course of action the company should take at that time. Such decisions may include:

1)

Further geological studies and assays.

a.

Core sampling

b.

Seismic geological studies

2)

Re-offering the property for sale.

3)

Maintaining the property in the company’s inventory.

During each stage of the development process the company will continue to evaluate the economic feasibility, as well as the economic valuation of the property. At any time the company may determine that a sale or joint venture of the property would be in its’ best interest. The full Board of Directors with the guidance of the Board of Advisors shall make such determination as appropriate at the time.

Geology

We are not aware of any operations on the Newfoundland Property directly.  What follows is a discussion of the general geological characteristics of the St. George’s Basin of Newfoundland and properties located in close proximity to our claims.

The greatest thickness of Mississippian aged sediments within Eastern Canada lie in the Fundy epieugeosyncline. Figure #1 shows the area of interest in orange. During late Devonian times this northeasterly trending graben or rift structure extended from eastern New Brunswick to western Newfoundland. The tectonic activity referred to as the Maritime Disturbance occurred mainly in the basin areas of the Fundy Epieugeosyncline. This resulted in fragmentation of the Appalachian basement followed by contemporaneous uplift and subsidence, creating source and depositional areas for carboniferous sedimentation. The combination of reoccurring epeirogenic subsidence with local uplifts during carboniferous sedimentation resulted in onlap of each succeeding rock unit upon the flanks of positive areas.

Deformation caused local and regional compression and tilting, now-represented by broad, open folds, reverse and normal faulting and salt tectonism. Today, the Mississippian and Pennsylvanian formations lie with pronounced angular unconformity on paleozoic and precambrian fault hounded basement blocks.

The St. George's Basin within the Fundy Epieugeosyncline lies along the southwest coast of Newfoundland. It is bounded as the northwest by a folded Cambrian Platform and on the southeast by the Newfoundland Platform. These two positive areas stood above deposition through the carboniferous time. The Long Range Mountains composed of precambrian igneous, and metamorphic rocks has been thrusted westward upon the younger carboniferous lowlands, and subsequently dissected the St. George's Basin to its present surface.

Index of Geologic Terms

Term	Definition
Evaporite

A name for a water-soluble mineral sediment that result from the evaporation from an aqueous solution and has been concentrated by evaporation. There are two types of evaporate deposits, marine which can also be described as ocean deposits, and non-marine which are found in standing bodies of water such as lakes. Evaporites are considered sedimentary rocks.

Epeirogenic	Refers to upheavals or depressions of land exhibiting long wavelengths and little folding apart from broad undulations.
Epieugeosyncline	Deep troughs formed by subsidence which have limited volcanic power and overlie a eugeosyncline.
Evaporate	Refers to any of a variety of individual minerals found in the sedimentary deposit of soluble salts that results from the evaporation of water.
Graben	A depressed block of land bordered by parallel faults.
Halite	Commonly known as rock salt, is the mineral form of sodium chloride.
Paleozoic	The era of geologic time, about 570 million to 248 million years ago, during which fish, insects, amphibians, reptiles, and land plants first appeared.
Precambrian

The span of time before the current Phanerozoic Eon, and is a Supereon divided into several eons of the geologic time scale. It spans from the formation of Earth around 4600 Ma (million years ago) to the beginning of the Cambrian Period, about 542 Ma, when macroscopic hard-shelled animals first appeared in abundance.

Tectonism	The faulting or folding or other deformation of the outer layer of a planet.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of Potash America, Inc., including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Results of Operations for the Year Ended March 31, 2010 and 2009

Revenues

We had no revenues for the period from July 31, 2007 (date of inception), through March 31, 2010.

Expenses

Our expenses for the twelve month period ended March 31, 2010 and 2009 were $18,805 and $41,059. During the period from July 31, 2007 (date of inception), through March 31, 2010, we incurred expenses of $74,044. These expenses were comprised primarily of general and administrative, and legal and accounting expenses, as well as banking fees.

Net Income (Loss)

Our net loss for the twelve-month period ended March 31, 2010 and 2009 was $18,805 and $41,059. During the period from July 31, 2007 (date of inception), through March 31, 2010, we incurred a net loss of $74,044. This loss consisted primarily of incorporation costs, legal and accounting fees, consulting fees, website hosting costs, and administrative expenses. Since inception, we have sold 1,840,000 shares of common stock.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2010 reflects assets of $187 in the form of cash and cash equivalents. Since inception, we have sold 1,840,000 shares of common stock with gross proceeds of $50,000. However, cash resources provided from our capital formation activities have, from inception, been insufficient to provide the working capital necessary to operate our company.

Results of Operations for the Nine Months Ended December 31, 2010 and 2009

The following unaudited summary of our results of operations should be read in conjunction with our financial statements for the nine month periods ended December 31, 2010 and 2009.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our operating results for the nine month periods ended December 31, 2010 and 2009 and the changes between those periods for the respective items are summarized as follows:

		Nine Month Period Ended December 31, 2010		Nine Month Period Ended December 31, 2009		Change Between Nine Month Periods Ended December 31, 2010 and December 31, 2009
Revenue	$	Nil	$	Nil	$	Nil
Accounting and legal		$11,367		$1,390		$9,977
Consulting fees		$11,964	$	Nil		$11,964
Transfer Agent		$2,716		$4,845		$(2,129)
General & administrative		$1,490		$2,465		$(975)
Net loss		$(27,537)		$(8,700)		$18,837

Our expenses increased during the nine month period ended December 31, 2010 compared to the same period in 2009 primarily as a result of increased accounting and consulting fees associated with the change in management and related filings.

Results of Operations for the Three Months Ended December 31, 2010 and 2009

The following unaudited summary of our results of operations should be read in conjunction with our financial statements for the three month periods ended December 31, 2010 and 2009.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our unaudited operating results for the three month periods ended December 31, 2010 and 2009 and the changes between those periods for the respective items are summarized as follows:

		Three Month Period Ended December 31, 2010		Three Month Period Ended December 31, 2009		Change Between Three Month Periods Ended December 31, 2010 and December 31, 2009
Revenue	$	Nil	$	Nil	$	Nil
Accounting and legal		$1,632		$1,890		$(258)
Consulting fees		$4,464	$	Nil		$4,464
Transfer Agent		$200		$439		$(239)
General & administrative		$103		$1,250		$(1,147)
Net loss		$(6,399)		$(3,579)		$(2,820)

Our expenses increased overall during the three month period ended December 31, 2010 compared to the same period

Our expenses increased overall during the three month period ended December 31, 2010 compared to the same period in 2009 primarily due to increased consulting fees.

Liquidity and Financial Condition

Working Capital

	At December 31, 2010 ($)	At March 31, 2010 ($)	Change between December 31, 2010 and March 31 , 2010 ($)
Current Assets	3,163	187	2,976
Current Liabilities	40,500	24,231	16,269
Working Capital/(Deficit)	(37,337)	(24,044)	(13,293)

Cash Flows

	Nine Months Ended December 31, 2010 ($)	Nine Months Ended December 31, 2009 ($)	Change between Nine Month Periods Ended December 31, 2010 and December 31, 2009 ($)
Cash Flows from Operating Activities	(30,663)	(9,860)	(20,803)
Cash Flows provided by/(used in) Investing Activities	Nil	Nil	Nil
Cash Flows from Financing Activities	32,439	9,860	22,579
Net Increase (Decrease) in Cash During Period	1,776	-	1,776

As of December 31, 2010, our total assets were $3,163 and our total liabilities were $40,500 and we had a working capital deficit of $37,337. Our unaudited financial statements report a net loss of $27,537 and $6,399 for the nine and three months ended December 31, 2010, and a net loss of $101,581 for the period from July 31, 2007 (inception) to December 31, 2010.

On March 15, 2011 we entered into a credit facility agreement. The lender has agreed to provide us with a line of credit in the amount of up to $200,000 wherein, within three business days after receipt of notice from us, the lender will advance amounts requested to our company. We shall use the advances to fund working capital and general corporate activities.  Pursuant to the terms of the credit facility agreement, our company shall pay any outstanding amounts to the lender on demand. We may also repay the loan and accrued interest at any time without penalty. Amounts outstanding shall bear interest at the rate of 5% per annum.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Accounting Basis

Our company’s financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

Our company's financial instrument consists of cash, prepaid expenses, accounts payable and accrued expenses and amount due to stockholder.

The amount due to stockholder is non interest-bearing.  It is management's opinion that our company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Property

Our company does not own any property.  Our office space is leased to us on a month to month basis for approximately $200 per month.

Advertising

Our company expenses advertising costs as incurred.  Our company has had no advertising activity since inception.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

Our company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

Our company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Our company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. Our company has not issued any potentially dilutive common shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of June 1, 2011, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 1, 2011, there were 147,200,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Barry Wattenberg (2) c/o Potash America, Inc. 200 So. Virginia St. 8th Fl. Reno, Nevada, 89501	80,000,000	54.35%
Stock Options	Alan B. Brass (3) 8181 W. Broward Blvd. Suite 350 Plantation, Florida, 33324	100,000 (5)	0%
Stock Options	Norman Marcus (4) 8181 W. Broward Blvd. Suite 350 Plantation, Florida, 33324	100,000 (5)	0%

	All Officers and Directors as a Group	80,200,000	54.48%

(1)	Based on 147,200,000 issued and outstanding shares of our common stock as of June 1, 2011.
(2)	Barry Wattenberg is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.
(3)	Mr. Brass was appointed as a Director of our company on April 21, 2011.
(4)	Mr. Marcus was appointed as a Director of our company on April 21, 2011.
(5)

Ownership consists of options to acquire 300,000 of our common stock at $0.60 until April 21, 2016. The options vest at the rate of 100,000 on the date of execution of the stock option agreement (April 21, 2011), 100,000 on the first anniversary (April 21, 2012) and 100,000 on the second anniversary (April 21, 2013).

Changes in Control

As of June 1, 2011 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our officer and directors, and their ages and positions, are as follows:

Name	Age	Position
Barry Wattenberg	55	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Director.
Alan B. Brass	61	Director
Norman Marcus	59	Director

Our directors will serve in that capacity until our next annual shareholder meeting, or until their successors are elected and qualified. Officers hold their positions at the will of our board of directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Barry Wattenberg, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director

Mr. Wattenberg has served in various capacities within the securities industry, including Chief Compliance Officer, Chief Operating Officer, Head Trader/Market Maker at several different NASD Member Broker/Dealers from 1988 – 2008.  Currently, Mr. Wattenberg is a private investor. Mr. Wattenberg is Past President of a local Kiwanis chapter.  He has a B.S. Economics & Management Science, Carnegie-Mellon University, Pittsburgh, Pennsylvania.  Mr. Wattenberg was chosen as one of our directors due to his experience with publicly traded companies.

Alan B. Brass, Director

Alan Brass, C.P.A., is a 1971 graduate of the University of South Florida. Mr. Brass received his Certified Public Accountant credentials in 1979, and is a member of the Florida Institute of Certified Public Accountants.

Mr. Brass has served on the board of the Aging and Disability Resource Center of Broward County for 26 years, and served 2 years as its president.  Additionally, he has served on the board of directors and the advisory board of the Lester H. White Unit of the Boys and Girls Club in Fort Lauderdale, Florida.  Mr. Brass was chosen as one of our directors due to his accounting expertise.

Norman Marcus, Director

Norman Marcus graduated with a Bachelor of Arts from Tulane University, and earned a Juris Doctor from the University of Miami.   Mr. Marcus was licensed to practice law in the State of Florida in 1975, and he has continuously engaged in the private practice of law since that time, operating his own firm since 1978.  Mr. Marcus is also certified by the Florida Supreme Court as a family mediator and he is a qualified arbitrator under Florida law.  Mr. Marcus was chosen as one of our directors due to his experience in the legal field.

There have been no transactions between our company and Mr. Wattenberg since our company’s last fiscal year which would be required to be reported herein. On April 21, 2011, Mr. Brass and Mr. Marcus were granted 300,000 stock options each exercisable at a price of $0.60 per share for a period of five years from the date of grant. The vesting schedule for the stock options is 100,000 options upon execution of the Stock Option Agreement of April 21, 2011; 100,000 options on the first anniversary (April 21, 2012) and 100,000 options on the second anniversary (April 21, 2013).

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our board of directors does not include a majority of independent directors, the decisions of the board regarding director nominees are made by persons who have an interest in the outcome of the determination. The board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual board meeting at which a slate of director nominees is adopted, the board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the board, as well as a list of references.

The board identifies director nominees through a combination of referrals from different people, including management, existing board members and security holders. Once a candidate has been identified, the board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the board believes it to be appropriate, board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•

 been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

 Currently our audit committee consists of Barry Wattenberg and Alan Brass. We have determined that Alan Brass serves the audit committee in the capacity as an independent director.  We will appoint a third member of the audit committee when a suitable independent director is appointed to our board of directors.

We have not implemented an audit committee charter. When we do adopt an audit committee charter, we will announce it via the filing of a current report on form 8-K.

Code of Ethics

Our company has adopted a corporate code of ethics, a copy of which is included as an exhibit to this report.

Compliance Committee and Charter

Our compliance committee consists of Barry Wattenberg and Norman Marcus.

We have not implemented an audit committee charter. When we do adopt an audit committee charter, we will announce it via the filing of a current report on form 8-K.

Nominating Committee and Charter

We currently do not have nominating committee or other committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Advisory Board

We have established an advisory board to assist in the exploration, development and commercialization of fertilizer-oriented projects. On March 21, 2011 we appointed Jeff Adams as the first member of our advisory board. Mr. Adams brings over 30 years experience in the marketing and valuation of mining properties. Canadian-based, Mr. Adams has participated in the company’s prospective acquisition of the Newfoundland Property.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Lester Manalo (2)	2011	0	0
	2010
Ronald A.T. Lopez (3)	2011	0	0
	2010
Barry Wattenberg (4)	2010	13,500	13,500

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Mr. Manalo and resigned as Chief Executive Officer, President, Chief Financial Officer, Treasurer and director of our company on June 29, 2010.
(3)	Mr. Lopez resigned as Secretary and a director of our company on June 29, 2010.
(4)	Mr. Wattenberg was appointed as President, Secretary, Treasurer and director on June 29, 2010 and has been receiving compensation of $1,500 per month since July, 2010.

Option Grants

On April 21, 2011, Mr. Brass and Mr. Marcus were granted 300,000 stock options each exercisable at a price of $0.60 per share for a period of five years from the date of grant. The vesting schedule for the stock options is 100,000 options upon execution of the Stock Option Agreement of April 21, 2011; 100,000 options on the first anniversary (April 21, 2012) and 100,000 options on the second anniversary (April 21, 2013).

Management Agreements

We have not entered into a management agreement with our director, Mr. Barry Wattenberg. Since July 2010, Mr. Wattenberg has received compensation for his services of $1,500 per month. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our board of directors or by any compensation committee that may be established.

Compensation of Directors

We entered into director association agreements with Mr. Alan Brass and Mr. Norman Marcus on April 21, 2011. Pursuant to the terms of the agreements, we will pay Mr. Brass and Mr. Marcus $500 each per board of directors meeting attended, attendance may be via electronic means. Mr. Brass and Mr. Marcus shall be reimbursed for all reasonable expenses related to their physical attendance at the annual general meeting; in addition to their respective director’s fees. The director association agreements also grant stock options to Mr. Brass and Mr. Marcus as set out above. The term of the agreement is effective April 21, 2011 and shall continue until terminated pursuant to the terms of the agreements.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

Our compensation committee consists of Barry Wattenberg and Alan Brass.

Certain Relationships and Related Transactions, and Director Independence

On April 21, 2011, Mr. Brass and Mr. Marcus were granted 300,000 stock options each exercisable at a price of $0.60 per share for a period of five years from the date of grant. The vesting schedule for the stock options is 100,000 options upon execution of the Stock Option Agreement of April 21, 2011; 100,000 options on the first anniversary (April 21, 2012) and 100,000 options on the second anniversary (April 21, 2013).

We entered into director association agreements with Mr. Brass and Mr. Marcus on April 21, 2011. Pursuant to the terms of the agreement, we will pay Mr. Brass and Mr. Marcus $500 each per board of directors meeting attended, attendance may be via electronic means. Mr. Brass and Mr. Marcus shall be reimbursed for all reasonable expenses related to their physical attendance at the annual general meeting; in addition to their respective director’s fees. The director association agreements also grant stock options to Mr. Brass and Mr. Marcus as set out above. The term of the agreement is effective April 21, 2011 and shall continue until terminated pursuant to the terms of the agreements.

As of December 31, 2010 there was $30,000, owed to a shareholder of our company.  This amount is unsecured, non-interest bearing and has no specific terms of repayment.

During the nine months ended December 31, 2010, loans totaling $14,244 that had received from former officers were forgiven, and were reclassified to additional paid-in capital.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our board of directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board, under the trading symbol “PTAM”. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended(1)	High	Low

March 31, 2011	0.54	0.17
December 31, 2010	0.27	0.27-
September 30, 2010	N/A	N/A
June 30, 2010	$0.0075	$0.0069

(1)

The first trade of our common stock on the OTC Bulletin Board occurred on June 2, 2010

Holders

As of the date of this report there were 70 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our board of directors.

Equity Compensation Plans

As of the date of this report we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

Since our inception we have had the following sales of unregistered equity securities:

•

On November 22, 2008, we issued and sold 840,000 pre-split shares of our common stock to our non-US seed capital investors at a purchase price of $0.05 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-U.S. person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

•

On July 31, 2007, pursuant to the terms of a subscription agreement we sold 500,000 pre-split shares of our common stock to Mr. Ronald A. T. Lopez, our former secretary and director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Ronald A. T. Lopez who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

•

On July 31, 2007, pursuant to the terms of a subscription agreement we sold 500,000 pre-split shares of our common stock to Mr. Lester G. Manalo, our former president, treasurer and director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Lester G. Manalo who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value.

Common Stock

As of the date of this report we had 147,200,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our board of directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our board of directors out of funds legally available for the payment of dividends. From our inception to June 8, 2011 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•

Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Financial Statements and Supplementary Data

POTASH AMERICA, INC.
(FORMERLY: ADTOMIZE INC.)
(A DEVELOPMENT STAGE COMPANY)
For the Years Ended March 31, 2010 and 2009

F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheets as of March 31, 2010 and 2009;
F-3	Statements of Operations for the years ended March 31, 2010 and March, 31 2009, and the period from July 31, 2007 (Inception) to March 31, 2010;
F-4	Statement of Stockholders' Deficit for the period from July 31, 2007 (Inception) to March 31, 2010;
F-5	Statements Of Cash Flows for the periods ended March 31, 2010 and 2009 for the Period from July 31, 2007 (Inception) to March 31, 2010;
F-6	Notes to Financial Statements

POTASH AMERICA, INC.
(FORMERLY: ADTOMIZE INC.)
(A DEVELOPMENT STAGE COMPANY)
For the Period Ended December 31, 2010

F-12	Balance Sheets
F-13	Statements of Operations
F-14	Statement of Changes in Stockholders’ Deficit
F-15	Statements of Cash Flows
F-16	Notes to Financial Statements

Adtomize Inc.

(A Development Stage Company)

Financial Statements

March 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Adtomize, Inc.

Reno, Nevada

We have audited the accompanying balance sheets of Adtomize, Inc. (the “Company”) as of March 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the periods then ended and for the period from July 31, 2007 (Date of Inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adtomize, Inc. as of March 31, 2010 and 2009 and the results of its operations and its cash flows for the periods then ended and for the period from July 31, 2007 (Date of Inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has received no revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

June 7, 2010

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

MARCH 31, 2010 AND 2009

	March 31,	March 31,
	2010	2009

ASSETS
Current Assets
Cash and cash equivalents	$ 187	$ 4,612
Prepaid expenses	-	2,500
	________	________

Total Assets	$ 187	$ 7,112
	________	________

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Current Liabilities
Accounts payable and accrued expenses	$ 12,426	$10,406
Due to related party	11,805	1,945
	________	________

Total Liabilities	24,231	12,351
	________	________

Stockholders’ Deficit
Common stock, par value $0.0001; 100,000,000 share authorized, 1,840,000 shares issued and outstanding	184	184
Additional paid in capital	49,816	49,816
Deficit accumulated during the development stage	(74,044)	(55,239)
	________	________

Total Stockholders’ Deficit	$ 187	$ 7,112
	________	________

The accompanying notes are an integral part of these financial statements

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2010 AND 2009

FOR THE PERIOD FROM JULY 31, 2007 (INCEPTION) TO MARCH 31, 2010

	Year ended March 31, 2010 $	Year ended March 31, 2009 $	Period from July 31, 2007 (Inception) to March 31, 2010 $

REVENUE	-	-	-
	________	________	________

OPERATING EXPENSES
Legal and accounting	9, 390	25,500	46,890
Transfer Agent and filing fees	5,900	10,548	16,948
General and administrative	3,515	5,011	10,206
	________	________	________

TOTAL OPERATING EXPENSES	18,805	41,059	74,044
	________	________	________

NET LOSS PRIOR TO INCOME TAXES	(18,805)	(41,059)	(74,044)

PROVISION FOR INCOME TAXES	-	-	-
	________	________	________

NET LOSS	$ (18,805)	$ (41,059)	$ (74,044)
	________	________	________

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.01)	$ (0.01)
	________	________

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	1,840,000	1,840,000
	________	________

The accompanying notes are an integral part of these financial statements

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM JULY 31, 2007 (INCEPTION) TO MARCH 31, 2010

	Common Stock		Additional Paid in Capital $	Deficit Accumulated During the Development Stage $	Total $
	Shares	Amount $
Balance, July 31, 2007 (date of inception)	-	-	-	-	-

Shares issued to founders at $0.008 per share	1,000,000	100	7,900	-	8,000

Shares issued for cash at $0.05 per share	840,000	84	41,916	-	42,000

Net loss for period ended March 31, 2008	-	-	-	(14,180)	(14,180)
	________	________	_______	________	________

Balance, March 31, 2008	1,840,000	184	49,816	(14,180)	35,820

Net loss for the year ended March 31, 2009	-	-	-	(41,059)	(41,059)
	________	________	________	________	________

Balance, March 31, 2009	1,840,000	184	49,816	(55,239)	(5,239)

Net loss for the year ended March 31, 2010	-	-	-	(18,805)	(18,805)
	________	________	________	________	________

Balance, March 31, 2010	$ 1,840,000	$ 184	$ 49,816	$ (74,044)	$ (24,044)

The accompanying notes are an integral part of these financial statements

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED MARCH 31, 2010 AND 2009

FOR THE PERIOD FROM JULY 31, 2007 (INCEPTION) TO MARCH 31, 2010

	Year ended March 31, 2010	Year ended March 31, 2009	Period from July 31, 2007 (Inception) to March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (18,805)	$ (41,059)	$ (74,044)

Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	2,500	(2,500)	0
Increase in accounts payable and accrued expenses	2,010	7,768	12,426
	________	________	________

CASH USED IN OPERATING ACTIVITIES	(14,285)	(35,791)	(61,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to stockholder	9,860	354	11,805
Proceeds from sale of stock	-	-	50,000
	________	________	________

CASH PROVIDED BY FINANCING ACTIVITIES	9,860	354	61,805
	________	________	________

INCREASE (DECREASE) IN CASH	(4,425)	(35,437)	187

Cash, beginning balance	4,612	40,049	-
	________	________	________

Cash, ending balance	$ 187	$ 4,612	$ 187

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -	$ -	$ -
	________	________	________

Cash paid for income taxes	$ -	$ -	$ -
	________	________	________

The accompanying notes are an integral part of these financial statements

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2010 AND 2009

NOTE 1 - NATURE OF OPERATIONS

Adtomize, Inc. ("the Company"), incorporated in the state of Nevada on July 31, 2007, is a company with business activities in developing and offering a system to facilitate the buying and selling of internet advertising banners on high traffic websites.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing and loans from a stockholder.  It has  sustained  losses in all previous  reporting periods  with an  inception  to date  loss of  $74,044  as of  March  31,  2010. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company's financial instrument consists of cash, prepaid expenses, accounts payable and accrued expenses and amount due to stockholder.

The amount due to stockholder is non interest-bearing.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Property

The Company does not own any property.  Our office space is leased to us on a month to month basis for approximately $200 per month.

Advertising

The Company expenses advertising costs as incurred.  The Company has had no advertising activity since inception.

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2010 AND 2009

NOTE 3 - SIGNFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances.  However, actual results may differ from the estimates.

Loss per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share.  For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.  The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net Income per Common Share

Net income (loss) per common share is computed based on the weighted average number of common  shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation.  SFAS 165 (ASC 855-10) provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP.  SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2010 AND 2009

NOTE 3 - SIGNFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued SFAS 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP.  SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years.  The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition.  The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies.  The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 4 - PREPAID EXPENSES

During the year ended March 31, 2009, the Company prepaid a one year contract to Island Stock Transfer for $10,000. The contract is being amortized quarterly and the balance as of March 31, 2009 was $2,500.  The remaining $2,500 was expensed during the year ended March 31, 2010.

NOTE 5 - ACCRUED EXPENSES AND LIABILITIES

Accrued expenses and liabilities consisted of the following as of March 31:

	2010	2009
Accrued accounting fees	$ 11,500	$ 8,000
Accrued rent	405	270
Accrued legal fees	-	1,000
Accrued filing fees	520	1,136

Total Accrued Expenses	$ 12,426	$ 10,406

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2010 AND 2009

NOTE 6 - DUE TO RELATED PARTY

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment. As of March 31, 2010 and 2009 there was $11,805 and $1,945 due, respectively.

NOTE 7 - CAPITAL STOCK

The Company has 100,000,000 common shares authorized at a par value of $0.0001 per share.

During the period ended March 31, 2008, the Company issued 1,000,000 common shares at $0.008 per share to founders for total proceeds of $8,000. Additionally, the Company issued 840,000 shares at $0.05 per share during the period ended March 31, 2008 for total proceeds of $42,000

As of March 31, 2010, the Company had 1,840,000 common shares issued and outstanding.

As of March 31, 2010, the Company has no warrants or options outstanding.

NOTE 8 - INCOME TAXES

The provision for Federal income tax consists of the following:

	March 31, 2010	March 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$ 6,394	$ 13,960
Less: valuation allowance	(6,394)	(13,960)
	________	________
Net provision for Federal income taxes	$ -	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	March 31, 2010	March 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$ 25,175	$ 18,781
Less: valuation allowance	(25,175)	(18,781)
	________	________
Net deferred tax asset	$ -	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $74,044 for federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

ADTOMIZE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2010 AND 2009

NOTE 9 - RELATED PARTY TRANSACTIONS

As at March 31, 2010 and 2009, there are balances owing to a stockholder of the Company in the amount of $11,805 and $1,945, respectively.  The terms of this loan are discussed in Note 6.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 10 - CONCENTRATION OF RISKS

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest-bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business check deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

NOTE 11 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to March 31, 2010 and has determined that it does not have any material subsequent events to disclose in these financial statements.

Adtomize Inc.

(A Development Stage Company)

Financial Statements

December 31, 2010

Adtomize, Inc.

(A Development Stage Company)

Balance Sheets

December 31, 2010 and March 31, 2010

	December 31, 2010 (unaudited)	March 31, 2010 (derived from audited)
Assets
Cash	$ 1,963	$ 187
Prepaid expense	1,200

Total Current Assets	3,163	187

Total Assets	$ 3,163	$ 187

Liabilities and Stockholders’ Deficit
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$ 10,500	$ 12,426
Due to related party	30,000	11,805

Total Current Liabilities	40,500	24,231

Total Liabilities	40,500	24,231

Stockholders’ Deficit
Common stock authorized -
200,000,000 common shares with a par value of $0.0001
Common shares issued and outstanding -
147,200,000 common shares	14,720	14,720
Additional paid in capital	$ 49,524	$ 35,280
Deficit accumulated during the development stage	(101,581)	(74,044)

Total Stockholders’ Deficit	(37,337)	(24,044)

Total Liabilities and Stockholders’ Deficit	$ 3,163	$ 187

The accompanying notes are an integral part of these financial statements

Adtomize, Inc.

(A Development Stage Company)

Statements of Operations (unaudited)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Nine Months Ended December 31, 2010	Nine Months Ended December 31, 2009	Period from Inception (July 31, 2007) to December 31, 2010

Revenue	$ -	$ -	$ -	-	$ -

Expenses
Legal and accounting	1,632	1,890	11,367	1,390	58,257
Consulting	4,464	-	11,964	-	11,964
Transfer agent and filing fees	200	439	2,716	4,845	19,664
General and administrative	103	1,250	1,490	2,465	11,696

Total expenses	6,399	3,579	27,537	8,700	101,581

(Loss) before income taxes	(6,399)	(3,579)	(27,537)	(8,700)	(101,581)

Provision for income taxes	-	-	-	-	-

Net (Loss)	$ (6,399)	$ (3,579)	$ (27,537)	$ (8,700)	$ (101,581)

Basic and diluted (loss) per share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of common shares outstanding	147,200,000	147,200,000	147,200,000	147,200,000

The accompanying notes are an integral part of these financial statements

Adtomize, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit (unaudited)

For the period from Inception (July 31, 2007) to December 31, 2010

	Common Stock
	Shares	Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Total

Balance, July 31, 2007 (date of inception)	-	$ -	$ -	$ -	$ -

Shares issued to founder on July 31, 2007 @ $0.03 per share (par value $0.0001 per share)	147,200,000	14,720	35,280	-	50,000
Net (loss) for the period from inception on July 31, 2007 to March 31, 2008	-	-	-	(16,542)	(16,542)

Balance, March 31, 2008	147,200,000	14,720	35,280	(16,542)	33,458

Net (loss) for the year-ended March 31, 2009	-	-	-	(35,691)	(35,691)

Balance, March 31, 2009	147,200,000	14,720	35,280	(52,233)	(2,233)

Net (loss) for the year-ended March 31, 2010	-	-	-	(18,805)	(18,805)

Balance, March 31, 2010	147,200,000	14,720	35,280	(74,044)	(24,044)

Forgiveness of debt owed to related party	-	-	14,244	-	14,244

Net (loss) for the period ended December 31, 2010	-	-		(27,537)	(27,537)

Balance, December 31, 2010	147,200,000	$ 14,720	$ 49,524	$ (101,581)	$ (37,337)

The accompanying notes are an integral part of these financial statements

Adtomize, Inc.

(A Development Stage Company)

Statements of Cash Flows (unaudited)

	Nine Months Ended December 31, 2010	Nine Months Ended December 31, 2009	Period from Inception (July 31, 2007) to December 31, 2010

Operating Activities:
Net (Loss)	$ (27,537)	$ (8,700)	$ (101,581)
(Increase) decrease in prepaid expenses	(1,200)	2,500	(1,200)
Increase (decrease) in accounts payable and accrued liabilities	(1,926)	(3,660)	10,500

Cash used in operating activities	(30,663)	(9,860)	(92,281)

Financing Activities:
Loans received from stockholders	18,195	9,860	30,000
Additional paid-in-capital	14,244	-	14,244
Proceeds from sale of stock	-	-	50,000

Cash provided by financing activities	32,439	9,860	94,244

Increase (Decrease) in cash	1,776	-	1,963

Cash, opening	187	4,612	-

Cash, closing	$ 1,963	$ 4,612	$ 1,963

Supplemental Disclosures of Cash Flow Information:

Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

Adtomize, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 1 – NATURE OF OPERATIONS

Adtomize, Inc. (“the Company”), incorporated in the state of Nevada on July 31, 2007, is a company with business activities in developing and offering a system to facilitate the buying and selling of internet advertising banners on high traffic websites.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing and loans from a stockholder.  It has sustained losses in all previous reporting periods with an inception to date loss of $101,581 as of December 31, 2010.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company's financial instrument consists of cash, prepaid expenses, accounts payable and accrued expenses and amount due to stockholder.

The amount due to stockholder is non interest-bearing.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Property

The Company does not own any property.  Our office space is leased to us on a month to month basis for approximately $200 per month.

Advertising

The Company expenses advertising costs as incurred.  The Company has had no advertising activity since inception.

Adtomize, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 3 – SIGNFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Adtomize, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 4 – ACCRUED EXPENSES AND LIABILITIES

Accrued expenses and liabilities consisted of the following as of:

	December 31, 2010	March 31, 2010
Accrued accounting fees	$ -	$ 11,500
Accrued rent	-	406
Accrued legal fees	-	-
Accrued office expenses	-	520
Accrued consulting fees	10,500	-
Total Accrued Expenses	$ 10,500	$ 12,426

NOTE 5 – DUE TO RELATED PARTY

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment. As of December 31, 2010 there was $30,000, an increase of $18,195 since March 31, 2010.

During the nine months ended December 31, 2010, loans totaling $14,244 that had received from former officers were forgiven, and were reclassified to additional paid-in capital.

NOTE 6 – CAPITAL STOCK

The company has 200,000,000 common shares authorized at a par value of $0.0001 per share.

During the period ended March 31, 2008, the Company issued 80,000,000 common shares at $0.008 per share to founders for total proceeds of $8,000.  Additionally, the Company issued 67,200,000 shares at $0.05 per share during the period ended March 31, 2008 for total proceeds of $42,000

As of December 31, 2010, the Company had 147,200,000 common shares issued and outstanding.

As of December 31, 2010, the Company has no warrants or options outstanding.

On August 17, 2010, the Company enacted an 80 to 1 forward stock split.  All references to stock outstanding states that the stock split occurred retroactively and has been reflected in the above statements as such.

Adtomize, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 7 – INCOME TAXES

The provision for Federal income tax consists of the following:

	December 31, 2010	March 31, 2010
Refundable Federal income tax attributable to:
Current Operations	$ 9,363	$ 6,394
Less: valuation allowance	(9,363)	(6,394)
Net provision for Federal income taxes	$ 0	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2010	March 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$ 34,538	$ 25,175
Less: valuation allowance	(34,538)	(25,175)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $101,581 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – RELATED PARTY TRANSACTIONS

As at December 31, 2010, there are balances owing to a stockholder of the Company in the amount of $30,000, an increase of $18,195 since March 31, 2010. The terms of this loan are discussed in Note 5.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 9 – CONCENTRATION OF RISKS

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest-bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

Adtomize, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 9 – CONCENTRATION OF RISKS (CONTINUED)

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

NOTE 10 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2010 through February 1, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Item 5.06    Change In Shell Company Status

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), our audited financial statements for the years ended March 31, 2010 and March 31, 2009 and our unaudited financial statements for the period ended December 31, 2010 and December 31, 2009 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on May 9, 2008).
3.2	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on September 10, 2010).
3.3.	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on March 7, 2011).
(10)	Material Contracts
10.1	Credit Facility Agreement dated March 2011 (incorporated by reference to our Current Report on Form 8-K filed on March 17, 2011).
10.2	2011 Stock Option Plan (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.3	Form of Stock Option Agreement (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.4	Director’s Association Agreement between our company and Alan B. Brass (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.5	Director’s Association Agreement between our company and Norman Marcus (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.6	Stock Option Agreement between our company and Alan B. Brass (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.7	Stock Option Agreement between our company and Norman Marcus (incorporated by reference to our Current Report on Form 8-K filed on April 26, 2011).
10.8*	Property Acquisition Agreement dated June 6, 2011 between our company and Habitants Minerals Ltd.
(14)	Code of Ethics
14.1*	Code of Business Conduct and Ethics

*Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	POTASH AMERICA, INC.

	By:	/s/ Barry Wattenberg
Barry Wattenberg
President, Secretary, Treasurer and Director